UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §.240.14a-12

Select Income REIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

TWO NEWTON PLACE

255 WASHINGTON STREET, SUITE 100

NEWTON, MASSACHUSETTS 02458

April 3, 2018

PROXY STATEMENT SUPPLEMENT

2018 Annual Meeting of Shareholders to be held May 16, 2018

The Board of Trustees (the “Board”) of Select Income REIT, a Maryland real estate investment trust (the “Company”), is filing and making this supplement available to the Company’s shareholders in connection with the solicitation by the Board of proxies to be voted at the Company’s Annual Meeting of Shareholders (the “2018 Annual Meeting”) to be held on May 16, 2018. The information in this supplement modifies and supplements some of the information included in our proxy statement for the 2018 Annual Meeting (the “Proxy Statement”), which was previously sent or made available to our shareholders on or about February 20, 2018. This Supplement should be read in conjunction with the Proxy Statement.

As we previously reported, Barry M. Portnoy, one of our Managing Trustees, died on February 25, 2018. At the time of his death, Mr. Portnoy was a Managing Trustee in Class I of the Board, the Class of Trustees which will stand for election at the 2019 annual meeting of shareholders. On April 2, 2018, the Board, pursuant to a recommendation of the Nominating and Governance Committee of the Board, elected our President and Chief Operating Officer, David M. Blackman, as a Managing Trustee in Class I of the Board to fill the vacancy created by the death of Mr. Portnoy and to serve the remainder of the full term of the Class I Trustees. Mr. Blackman’s biographical information is included at page 22 of the Proxy Statement. Our Nominating and Governance Committee and Board determined that Mr. Blackman is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in, and knowledge of, the commercial real estate industry and real estate investment trusts, his leadership position with The RMR Group LLC (“RMR LLC”) and demonstrated management ability, his experience in investment banking, his institutional knowledge earned through service as an executive officer of the Company since its formation and in leadership positions with RMR LLC, and his qualifying as a Managing Trustee in accordance with the requirements of the Company’s bylaws. Mr. Blackman has also served, since March 2018, as a managing trustee of Tremont Mortgage Trust, to which a subsidiary of RMR LLC provides management services.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2018 ANNUAL MEETING TO BE HELD ON WEDNESDAY, MAY 16, 2018.

The Notice of 2018 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2017 are available at www.proxyvote.com.